EXHIBIT 99.1

News Release

Contact:

Narry Singh
Senior Vice President and Chief Marketing Officer
Commerce One
415-644-8767

FOR IMMEDIATE RELEASE

Commerce One Announces Preliminary Fourth Quarter Results and Improvements in Cash Position

New Investment, Strategic Licensing, Elimination of Real Estate Obligations and Settlement with Covisint Position Company to Execute on Product and Market Strategy in FY2004

PLEASANTON, Calif. - January 8, 2004 - Commerce One, Inc. (Nasdaq: CMRC) announced today preliminary financial results for the quarter ended December 31, 2003 and significant progress in its efforts to strengthen its financial position.

The company expects the following results for its fourth quarter of 2003:

  Cash balance as of December 31, 2003 of approximately $10.0 million of which approximately $7.0 million was unencumbered. The final cash balance for 2003 does not include $7.7 million of cash payments received on January 2, 2004. These payments include the final $3.8 million payment from ComVest Investment Partners II ("ComVest") in connection with a total $5.0 million financing from ComVest and $3.9 million of the final installment of the Company's total $4.65 million settlement of its payment dispute with Covisint LLC ("Covisint").
  Total revenues of approximately $5.5 million, with license revenues of approximately $2.0 million and services revenues of approximately $3.5 million. One customer, Mitsubishi, represented approximately $1.0 million of the Company's license revenues for the quarter in connection with a license of certain patent and intellectual property rights. Included in services revenues is $0.5 million of maintenance revenue related to the SAP agreement. These revenue estimates do not include the effect of the Covisint settlement which may contribute up to $3.0 million of additional services revenues, depending on the final characterization of these amounts for accounting purposes.

"We are very pleased to have made significant progress on improving our balance sheet including our cash position. Starting the year, we are in a better position to support our current customers and to further our strategy with the Commerce One Conductor composite process management platform while maintaining an acceptable cash burn rate," said Commerce One Chairman and CEO Mark Hoffman. "Our recently received investment, new license sales and the settlement with Covisint provide much needed cash flow. In addition, our new real estate agreements have eliminated the vast majority of our excess facilities. Together, we believe these moves will substantially improve Commerce One's financial position, and we are optimistic for the company's prospects in 2004."

Other Highlights:

  As a result of the Company's settlement with Covisint, the Company recognized a charge to "Cost of license fees" of $6.0 million in the fourth quarter due to the write down of the intangible asset related to the Company's previous Technology Agreement with Covisint. In addition, the Company recognized a charge of $5.0 million for the write down of the Company's 2% equity investment in Covisint. This charge will be included in the "Interest income and other, net" line item on the Statement of Operations.
  Q4 also marked the contractual expiration of the Company's relationship with SAP.  As a result of that termination, the Company will recognize income of approximately $6.2 million in "Interest income and other, net," and deferred revenue will be reduced by the same amount. This contract expiration does not affect the Company's cash position or product strategy.
  Commerce One is continuing to evaluate various strategic alternatives by working with investment bank Broadview International LLC.

Commerce One will provide a complete summary of its financial results for the year as well as the fourth quarter of 2003 in the earnings announcement scheduled for February 5, 2004. The Company will hold a year-end conference call at 2:00 pm PST on February 5, 2004.

New Financing Strengthens Cash Position

In December, Commerce One executed an agreement with ComVest Investment Partners II to receive $5.0 million in financing from ComVest, a targeted $250 million investment fund that is focused on investing in growth businesses in the information technology, healthcare and telecommunication industries, and other private investment funds. Commerce One intends to use the net proceeds from the financing to increase the sales and marketing efforts for the Commerce One Conductor platform, as well as for general working capital needs.

For more detailed information regarding the terms and conditions of the financing, please refer to the Form 8-K filed by Commerce One on January 8, 2004 with the Securities and Exchange Commission in connection with the financing.

Strategic Intellectual Property License Agreement Signed with Mitsubishi

In December, Commerce One signed an agreement granting to Mitsubishi Corporation of Japan a non-exclusive license to certain patent and other intellectual property rights in some of Commerce One's software products. With this license, Mitsubishi Corporation plans to develop a system to offer specialized procurement and auction services to their network of customers, partners and suppliers in Japan.

Vast Majority of Excess Facilities Eliminated

In November 2003, Commerce One entered into an agreement with its landlord for its former Pleasanton, California headquarters to pre-pay the total remaining $5.6 million rent obligation with a combination of cash, stock and a future note payable. Along with a cash payment made in 2003, the Company issued 1.6 million shares of restricted stock and an interest free note of $1.7 million due in February 2005.

For more detailed information regarding the terms and conditions of the agreement, please refer to the Form 8-K filed by Commerce One with the Securities and Exchange Commission on December 17, 2003 in connection with the agreement.

Settlement Reached with Covisint

On December 30, 2003, Commerce One entered into a Settlement Agreement with Covisint pursuant to which Covisint paid Commerce One $4.65 million. As part of the agreement, the parties agreed to resolve an arbitration and a separate Michigan state court action that had been pending between the parties, and Commerce One granted a fully paid software license to Covisint for certain Commerce One software that Covisint has used in its operations.

For more detailed information regarding the terms and conditions of the settlement, please refer to the Form 8-K filed by Commerce One with the Securities and Exchange Commission on January 6, 2004 in connection with the settlement.

About Commerce One
From its initial roots in Internet-based software applications to its establishment of the world's largest e-commerce trading network, Commerce One has consistently been at the forefront of delivering advanced technologies that help global businesses collaborate with their partners, customers and suppliers over the Internet. Commerce One has defined many of the open standards and protocols established for business networks today and our global customer base represent leaders in a wide range of industries. The Commerce One Conductor platform and industry specific Process Accelerators represent the next generation of business process management solutions that enable enterprises to optimize their existing technology investments and enhance functionality of existing applications and processes. For more information, go to www.commerceone.com.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the securities laws. These forward-looking statements include statements concerning the planned use of the proceeds from the financing; expectations regarding our cash position, revenues and other financial metrics; and the expected impact of the financing, real estate settlements, our cash collections and other activities on our overall financial condition, financial prospects and ability to execute our strategy and operate successfully in 2004. These statements reflect the current views and assumptions of Commerce One, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These factors include, but are not limited to, the following: final review by the company's external auditors of our financial results and any resulting accounting adjustments; the final characterization of the Covisint settlement payments for accounting purposes; the potential for future defaults under the agreements for the financing and/or constraints on our operations due to the terms of the financing; the delay or failure of customers to purchase Commerce One products or services as expected; the risk that the composite process management market does not develop further or gain further importance; factors affecting the ability of the company to realize significant savings from its cost-cutting measures; the inability to collect accounts receivable; constraints imposed by the company's limited capital; difficulties in locating and closing transactions with potential buyers of some or all of the company's business; the depressed market for new technology investments; various external factors, including economic, political and other global conditions; and various other risks including, without limitation, those discussed in Commerce One's filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the quarter ended September 30, 2003. The information provided in this press release is current as of the date of its publication. Commerce One expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.